Exhibit 99.3
H3C Summary Financial Information Provided to Bank Lenders
H3C Holdings Limited
For the Fiscal Q3-2008 Ended September 30, 2008
(Unaudited; amounts in thousands except percentages)

Items	Q3-08	Q3-07
Sales	$245,659	$185,616
Gross Profit	$145,003	$96,051
Gross profit as a percent of sales	59.0%	58.1%
Consolidated Adjusted EBITDA	$95,435	$47,850
Consolidated Adjusted EBITDA as a percent of sales	38.8%	25.8%
Taxes	$5,135	$605
Deferred income tax	$1,506	$1,225
Consolidated Net Income	$59,724	$4,335
Net Income based on GAAP	$59,724	$4,335
Cash, Cash Equivalents and short term investments	$427,086	$291,071
Net property plant and equipment	$17,019	$25,042
Consolidated Working Capital	$42,628	$(14,055)
Capital expenditure	$1,447	$1,572
Capital Expenditure as a percent of sales	0.6%	0.8%
Increase in Consolidated Working Capital	$10,247	$(2,271)
The result of Consolidated Adjusted EBITDA less Consolidated Working Capital	$52,807	$61,905
Defined terms have the definitions ascribed to such terms in the Company’s senior secured credit agreement.